EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-3 No. 333-268483) of Cytokinetics, Incorporated, and
2)
Registration Statements (Form S-8 Nos. 333-115146, 333-125973, 333-133323, 333-136524, 333-140963, 333-149713, 333-152850, 333-161116, 333-168520, 333-176089, 333-183091, 333-190458, 333-206101, 333-221348, 333-236889, 333-238786, 333-256054, 333-260840, 333-265316, 333-270182, and 333-279913) pertaining to the Amended and Restated 2004 Equity Incentive Plan and/or the Amended and Restated 2015 Employee Stock Purchase Plan of Cytokinetics, Incorporated;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of Cytokinetics, Incorporated and the effectiveness of internal control over financial reporting of Cytokinetics, Incorporated included in this Annual Report (Form 10-K) of Cytokinetics, Incorporated for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Jose, California

February 27, 2025